UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2011

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 18, 2011, Sunoco, Inc. (the “Company”) announced that it reached an agreement to sell its one billion pounds per year phenol and acetone manufacturing facility in Philadelphia, Pennsylvania to Honeywell. The Company will sell the facility and product inventory attributable to the facility for a combined purchase price of approximately $85 million. The product inventory will be valued at market prices at closing. The transaction is subject to regulatory approval and customary closing conditions, and is expected to be completed in the third quarter of 2011.

The Company expects to incur pretax charges, which are primarily non-cash, of approximately $125- $150 million, related to the sale primarily in the second quarter of 2011. The Company currently is evaluating other cash exit costs associated with this transaction, including severance costs. However, the Company does not expect any such charges or future cash expenditures to be material.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Company’s related press release dated May 18, 2011, which is incorporated by reference herein.

Item 2.06	Material Impairments

As discussed above, under Item 2.05 of this report, the Company expects to incur pretax charges of approximately $125-$150 million, primarily in the second quarter of 2011 related to the sale of its phenol and acetone manufacturing facility in Philadelphia, Pennsylvania. The Company currently is evaluating other cash exit costs associated with this transaction, including severance costs. However, the Company does not expect any such charges or future cash expenditures to be material.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Company’s related press release dated May 18, 2011, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 - Sunoco, Inc. Press Release, dated May 18, 2011.

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.
(Registrant)

Date: May 19, 2011

/s/ Joseph P. Krott
Joseph P. Krott
Comptroller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Sunoco, Inc. Press Release, dated May 18, 2011.